UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 5, 2005
                                ----------------


                              INTERMOST CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Wyoming                     0-30430              87-0418721
(State or other jurisdiction       (Commission            (IRS Employer
             of incorporation)      file number)       Identification Number)


            31st Floor, 3B31-23 Guomao Building 005 Renmin Rd.(South)
                   Shenzhen, People's Republic of China 518014
            ----------------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                              011-86 755 8221-0238
               ---------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
         --------------------------------------------------------------
         (Former name and former address, if changed since last report)


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Item 5.02 Departure of Directors or Principal  Officers:  Election of Directors:
          Appointment of Principal Officers:

On December 5, 2005, three new members were added to the board of directors of the Company; Messrs. Fred Peck, Rocky Wulianghai and Xiang Xiong Deng. Each will serve until the next annual meeting of shareholders. The following is a brief resume of each individual.

Mr. Fred Peck

Mr Peck has been engaged in the finance field since graduated from Tamkang University, Taiwan, with a Bachelor of Science degree in Business Administration. He has accumulated solid financial experience in Taiwan as Chief Dealer and Manager of the Treasury Department in Bank of Boston (Taipei Branch), Marketing Director in Telerate Financial Services and Vice President in Boston & Associates. With his extensive experience of more than 15 years encompasses private-equity investing, venture capital, asset management, capital raising, mergers/ acquisitions, project finance, and privatizations, Mr Peck founded several companies including Broadway Finance Services Co., Ltd., Oriental Concept Management Co., Ltd., First Federal Securities (Cayman) Limited and FFBC Holding Company, to provide a wide scope of financial and management advisory services to high-value investors, investment funds and companies. He has broad knowledge in advisory and principal activities relating to corporate sales; private placements of equity and debt securities and joint ventures.

Mr. Rocky Wulianghai

Mr Wulianghai is a successful manager in capital management and a well-known author with more than 4 books in financial topics and several newspaper/magazine columns in Taiwan. Mr Wulianghai received his Master of Science degree in Electrical Engineering from University of Michigan, Ann Arbor and his Bachelor of Science degree in Electrical Engineering from National Taiwan University. His technical background has not limited Mr Wulianghai's career path. After gaining several years of sales experience in the IT field, Mr Wulianghai took up a new challenge and launched a career in the media industry, first as reporter/anchor then chief editor, finance channel director and bureau chief in various television stations in Taiwan. During this time, Mr Wulianghai gained extensive knowledge on and exposure to the financial market; he authored several publications on the topic and joined Asia Capital Management Inc. as a General Manager from 1998 before joining FFBC Holdings Group as Managing Director in 2001.

Mr. Xiang Xiong DENG

Mr. Deng received his LL.B. degree from Shenzhen University in 1988 and MBA from Shanghai Jiao Tong University in 1997. Besides academic degrees, he received training from various professional and governmental bodies in China and is holder of a number of professional qualifications including Economist, Certified Valuator, Certified Manager for State-owned Enterprises and Qualified Venture Capital Investor. Mr Deng is also a qualified arbitrator in the Shenzhen Arbitration Committee.

Mr Deng started his career in the Shenzhen University Training Center and Shenzhen University Cultural and Technical Services Co. after graduation with an LL.B degree. He was seconded as Secretary to Governor's Office of Hainan Province People's Government in 1988 and assisted the Deputy Governor of Anhwei Province in establishing Hainan Shang Huan Industrial Corporation.

Mr Deng has a wealth of senior management experiences. Started as Legal Counsel and Department Head in Shenzhen Hengchang Trading Company, Mr Deng progressed into senior management positions. Since 1994, he has been serving as Deputy General Manager and General Manager positions in Shenzhen Xinxin Corporation, Shenzhen Nantin Corporation, Shenzhen Hengchang Industrial Corporation, China Tiancheng Group, and Shenzhen Sanjiu Computer Company. He also served as Legal Counsel of Shenzhen Jubang Corporation. Mr Deng joined Shenzhen Centergate VC Management Company Limited as Vice President since 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INTERMOST CORPORATION

Dated: December 7, 2005
                                            By: /s/ Andy Lin
                                                Andy Lin
                                                President